Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement on Form S-3, of our reports dated October 11, 2013, relating to the consolidated financial statements and schedule and the effectiveness of LTX-Credence Corporation’s internal control over financial reporting, appearing in the LTX-Credence Corporation’s Annual Report on Form 10-K for the year ended July 31, 2013.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

April 3, 2014